February 9, 2021 Board of Directors Comstock Mining Inc. 1200 American Flat Road Virginia City, NV 89440 Ladies and Gentlemen: We have acted as special Nevada counsel to Comstock Mining Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of shares of its common stock, par value $0.000666, having an aggregate offering price of up to $5,000,000 (the “Shares”), pursuant to that certain Registration Statement on Form S-3, as amended (Registration Statement No. 333-229890) (the “Registration Statement”), together with the Prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and supplemented by the Prospectus Supplement relating to the Shares filed with the Commission dated as of the date hereof (the “Prospectus Supplement”). All of the Shares are to be sold by the Company as described in the Prospectus Supplement. You have requested our opinion as to the matters set forth below in connection with the Prospectus Supplement. For purposes of rendering that opinion, we have examined the Registration Statement, the Prospectus Supplement, the Company’s Articles of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement, the Prospectus and the Prospectus Supplement, and on a certificate of an officer of the Company. In connection with our opinion, we have assumed the genuineness of all signatures, the legal capacity of natural personas, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We have further assumed that the Registration Statement and any amendments thereto, the Prospectus and the Prospectus Supplement, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement.

Page 2 Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the terms and conditions described in the Prospectus Supplement, and when stock certificates or book entry positions representing the Shares have been duly executed, registered in the books and records of the Company and delivered, will be validly issued, fully paid and nonassessable. We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing. We hereby consent to the filing of this opinion as part of the Company’s Current Report on Form 8-K to be filed with the Commission for the purpose of including this opinion as part of the Registration Statement, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Sincerely, MCDONALD CARANO LLP